UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2004

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan.

Effective December 27, 2004 Nanogen, Inc. (the “Company) is changing vendors for the administration of the Company’s 401(k) Profit Sharing Plan (the “Plan”). To facilitate this change, there will be a blackout period for all Plan transactions. Specifically, during the blackout period Plan participants will be unable to direct or diversify investments in their Plan account, obtain a loan from the Plan or obtain a distribution from the Plan. In addition, executive officers and directors of the Company will be restricted from effecting certain transactions in Company common stock prohibited by Section 306 the Sarbanes-Oxley Act of 2002 and Rule 101 of Regulation BTR.

On November 24, 2004 Nanogen, Inc. (the “Company”) sent a notice to directors and executive officers of the Company informing them that a Plan blackout period will begin on December 27, 2004 and is expected to continue until approximately February 12, 2005. The Company provided the notice to its directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. The Company also has timely notified participants in the Plan of the blackout period.

For further information regarding the blackout period, please contact Larry Respess at Nanogen, Inc., 10398 Pacific Center Court, San Diego, California 92121 or (858) 410-4600.

The Company received the notice required by Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 on November 23, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date: November 29, 2004	By:	/s/ Nicholas J. Venuto
	Name:	Nicholas J. Venuto
	Title:	Senior Director, Finance